UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2006

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At its meeting on November 8, 2006, the Compensation Committee of the Board of Directors of Western Digital Corporation (the "Company") established the performance goals for each of the two $1,000,000 performance cash awards (valued at target) awarded to John F. Coyne on October 31, 2006, as previously described in the Current Report on Form 8-K filed by the Company on November 2, 2006. As previously disclosed in such Form 8-K, the first cash award corresponds to the performance period July 1, 2006 through June 29, 2007 and the second cash award corresponds to the performance period July 1, 2006 through June 27, 2008. For each cash award, the Compensation Committee determined that payment of the award would be conditioned upon the Company's accomplishment of specified performance goals as measured by predetermined financial operating metrics, in various combinations, for the performance period applicable to the award. Depending upon the Company's achievement of these predetermined performance goals, the first cash award will be paid within a reasonable period of time following the end of the Company's 2007 fiscal year and the second cash award will be paid within a reasonable period of time following the end of the Company's 2008 fiscal year, in each case based on a percentage of the target amount (ranging from 0% to 200%). Each performance cash award is further subject to the terms and conditions of a Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement -- Executives in substantially the form previously filed with the Securities and Exchange Commission.

On November 9, 2006, the Compensation Committee of the Board of Directors also established the performance goals for the cash bonus awards under the Western Digital Corporation Incentive Compensation Plan (the "ICP") for the second half of fiscal year 2007. The Compensation Committee determined that funding of the ICP for this period will be based upon the accomplishment of predetermined performance goals as measured by a predetermined financial operating metric. Under the ICP, the Company's executive officers and certain other employees may be awarded cash bonus awards based on the Company's achievement of these predetermined performance goals. For executive officers, a target amount has been established as a percentage of base salary ranging from 75% to 100% of base salary. Depending upon the Company's achievement of these performance goals, the ICP may fund based on a percentage of the target bonus amount (ranging from 0% to 200% of the target). However, individual participation in the ICP is based on individual performance, and actual awards may vary upward or downward.

Also, on November 9, 2006, the Compensation Committee of the Board of Directors approved an increase in the annual base salary of Stephen D. Milligan from $400,000 to $450,000. This increase became effective on November 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

November 14, 2006	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary